Exhibit 15. Letter regarding unaudited interim financial information from KPMG Peat Marwick LLP


Independent Auditors' Review Report



The Board of Directors and Shareholders
First American Corporation:

We have reviewed the consolidated balance sheets of First American Corporation and subsidiaries as of September 30, 1997 and 1996, and the related consolidated income statements, changes in shareholders' equity and cash flows for the three-month and nine-month periods ended September 30, 1997 and 1996. These consolidated financial statements are the responsibility of the Corporation's management.

We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the consolidated financial statements referred to above for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet of First American Corporation and subsidiaries as of December 31, 1996; and the related consolidated income statements, changes in shareholders' equity and cash flows for the year then ended (not presented herein); and in our report dated January 16, 1997, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying consolidated balance sheet as of December 31, 1996, is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.


/s/  KPMG Peat Marwick LLP
--------------------------------
October 16, 1997
Nashville, Tennessee